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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. One)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FirstFed Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2006 is hereby amended to restate the information for OZ Management L.L.C., Daniel S. Och and OZ Master Fund, Ltd. as reported under the Security Ownership of Certain Beneficial Owners table appearing on page 2 of the proxy statement. The correct information regarding the amount of ownership and percent of class appears below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
OZ Management L.L.C.	956,906	(3)	5.80%
Daniel S. Och OZ Master Fund, Ltd., 9 W. 57th Street 39th Floor New York, NY 10019

(3)	According to a filing on Schedule 13G with the SEC dated February 13, 2006, OZ Management L.L.C. indicated that it has sole and dispositive voting power over 956,906 shares, including an account for OZ Master Fund, Ltd., and Daniel S. Och, as Senior Managing Member of OZ, may be deemed to control such entity and therefore be deemed to be the beneficial owner of such shares.

The revised proxy soliciting material being sent to stockholders of the Registrant is attached as Exhibit A.

EXHIBIT A

AMENDMENT TO PROXY STATEMENT FOR THE

ANNUAL STOCKHOLDERS’ MEETING

TO BE HELD ON APRIL 26, 2006

To the Holders of Common Stock of FirstFed Financial Corporation

The proxy statement of FirstFed Financial Corporation (the “Company”), enclosed with this Amendment, relating to the Company’s 2006 annual meeting to be held on April 26, 2006, inadvertently contained an error in the report of information on page 2 in the table entitled “Security Ownership of Certain Beneficial Owners.” The following is the corrected information for the listed entity shown below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
OZ Management L.L.C.	956,906	(3)	5.80%
Daniel S. Och OZ Master Fund, Ltd., 9 W. 57th Street 39th Floor New York, NY 10019

(3)	According to a filing on Schedule 13G with the SEC dated February 13, 2006, OZ Management L.L.C. indicated that it has sole and dispositive voting power over 956,906 shares, including an account for OZ Master Fund, Ltd., and Daniel S. Och, as Senior Managing Member of OZ, may be deemed to control such entity and therefore be deemed to be the beneficial owner of such shares.